EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com
Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Ryan A. Marrone
Bruce M. Sattin***
Gregg E. Jaclin**

Of Counsel
Stephen Skillman
Linda R. Feinberg
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
Eric M. Stein**

Robert P. Panzer
Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Tracey C. Hinson**
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Ruff
Jamie Yi Wang#
Bella Zaslavsky**
Blake J. Barron**
Kathleen O’Brien**

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

September 25, 2014

Periya Corp.
625 Richmond Street W., Apt. 0
Toronto, Ontario M6J 1C2

Gentlemen:

You have requested our opinion as counsel for Periya Corp., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 1,690,000of the Company’s common stock, par value $0.001 per share made pursuant to Regulation S (the “Offering”) and the issuance of 550,000 shares of the Company’s common stock to two (2) directors of the Company, for a total of 2,240,000 shares (together with the Offering, the “Shares”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated as of September 23, 2014 (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated December 20, 2013;
(d)	a Board of Directors resolution approving the Offering; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated September 19, 2014

Periya Corp. September 25, 2014 Page 2

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate.  In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares  to be registered have been duly authorized and are legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm